CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         In connection with the Quarterly Report of Garb Oil and Power Corporation (the "Company") on Form 10-Q (SB) for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report) I, John C. Brewer, CEO and Principal Executive, Financial and Accounting Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Secion 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




Date:  02/07/07                           By: /s/  John C Brewer
                                              ----------------------------------
                                              John C Brewer, President and
                                              Principal Executive, Financial and
                                              Accounting Officer